UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2002

                                 MEDIABAY, INC.
             (Exact name of registrant as specified in its charter)

          FLORIDA                          1-13469                65-0429858
(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                 File Number)         Identification No.)

          2 Ridgedale Avenue, Suite 300, Cedar Knolls, New Jersey 07927
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (973) 539-9528

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Item 5. Other Events.

(a) On October 1, 2002, MediaBay, Inc. ("MediaBay") announced that it received a financing commitment of $1,500,000 from a company wholly-owned by its Chairman, Norton Herrick. For more information please see the press release attached as Exhibit 99.1 hereto.

(b) On October 3, 2002, MediaBay announced that the maturity date of its senior credit facility was extended to January 15, 2004. For more information please see the press release attached as Exhibit 99.2 hereto.

Item 7. Financial Statements and Exhibits

      (c)   Exhibits.

            4.1 $1,000,000 principal amount convertible senior promissory note due December 31, 2007 issued to Huntingdon Corporation.

            99.1  Press Release of MediaBay dated October 1, 2002.

            99.2  Press Release of MediaBay dated October 3, 2002.

            99.3 Amendment No. 2 to Amended and Restated Credit Agreement made as of October 3, 2002 by and among MediaBay, Radio Spirits, Inc. and Audio Book Club, Inc., as borrowers, the Lender Partners (as defined therein) and ING (US) Capital LLC, as Issuing Bank and as administrative agent for the Lender Parties.

            99.4 Loan Agreement dated as of October 3, 2002 by and between MediaBay and Huntingdon Corporation.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                MEDIABAY, INC.


                                                By: /s/John Levy
                                                    ----------------------------
                                                    Executive Vice President and
                                                    Chief Financial Officer

Date: October 4, 2002


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                                  EXHIBIT INDEX

No.                                Description
---                                -----------

4.1 $1,000,000 principal amount convertible senior promissory note due December 31, 2007 issued to Huntingdon Corporation.

99.1  Press Release of MediaBay dated October 1, 2002.

99.2  Press Release of MediaBay dated October 3, 2002.

99.3 Amendment No. 2 to Amended and Restated Credit Agreement made as of October 3, 2002 by and among MediaBay, Radio Spirits, Inc. and Audio Book Club, Inc., as borrowers, the Lender Partners (as defined therein) and ING
      (US) Capital LLC, as Issuing Bank and as administrative agent for the Lender Parties.

99.4 Loan Agreement dated as of October 3, 2002 by and between MediaBay and Huntingdon Corporation.


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